Exhibit 5.1

July 14, 2017

Getty Realty Corp.

Two Jericho Plaza, Suite 110

Jericho, New York 11753

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the issuance by the Company of 4,100,000 shares of the Company’s common stock, $0.01 par value per share, and an additional 615,000 shares that may be sold upon exercise of an option to purchase additional shares (the “Shares”), as more fully described in the Company’s Registration Statement on Form S-3, as amended (File No. 333-200913) (the “Registration Statement”), prepared, filed with, and declared effective on February 2, 2015 by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.  The Shares are issuable pursuant to an Underwriting Agreement, dated as of July 10, 2017 (the “Underwriting Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and KeyBanc Capital Markets Inc., as representatives for the several underwriters listed on Schedule 1 thereto.

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement;

(b)	the prospectus, dated December 12, 2014, included in the Registration Statement at the time it was declared effective;

(c)	the preliminary prospectus supplement, filed by the Company with the Commission on July 10, 2017 pursuant to Rule 424(b)(5) under the Securities Act;

(d)	the final prospectus supplement, dated July 10, 2017, filed by the Company with the Commission on July 11, 2017 pursuant to Rule 424(b)(2) under the Securities Act;

(e)

the charter of the Company (the “Charter”), represented by the Articles of Incorporation filed of record with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on December 23, 1997, as amended and supplemented by the Articles Supplementary filed of record with the SDAT on January 21, 1998, the Articles of Amendment filed of record with the SDAT on January 30, 1998 and the Articles of Amendment filed of record with the SDAT on August 1, 2001, and as in full force and effect on the date hereof (in the form attached to the Certificate (as defined below));

(f)	the bylaws of the Company (the “Bylaws”), as amended to the date hereof and as in effect on the date hereof (in the form attached to the Certificate);

(g)

resolutions adopted by the Board of Directors of the Company (the “Registration Statement Resolutions”), relating to, among other matters, the authorization of the filing of the Registration Statement (in the form attached to the Certificate);

Getty Realty Corp.

July 14, 2017

(h)

resolutions adopted by the Board of Directors of the Company (the “Offering Resolutions”), relating to, among other matters, the appointment of, and delegation of power to, a Pricing Committee of the Board of Directors (the “Pricing Committee”) and the sale and issuance of the Shares (in the form attached to the Certificate);

(i)

resolutions adopted by the Pricing Committee (the “Pricing Committee Resolutions” and, together with the Registration Statement Resolutions and the Offering Resolutions, the “Resolutions”), relating to, among other matters, the authorization and approval of the Underwriting Agreement and the sale and issuance of the Shares (in the form attached to the Certificate);

(j)	the Underwriting Agreement;

(k)	a good standing certificate for the Company, dated as of July 10, 2017, issued by the SDAT; and

(l)	a certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein.

In examining the Documents, and in rendering the opinions set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinions set forth below, we have relied upon the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the oral or written statements and representations of officers of the Company, of public officials and others and our review of the Documents.

We further assume that the issuance of the Shares will not cause any person to violate the Common Stock Ownership Limit provisions of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Getty Realty Corp.

July 14, 2017

(2)

The issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)

We do not express any opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)	We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.

(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated December 12, 2014 previously filed as Exhibit 5.1 to the Registration Statement.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report and the use of the name of our firm therein.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)